UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  March 27, 2012

MTS SYSTEMS CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MINNESOTA	0-2382	41-0908057
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

14000 TECHNOLOGY DRIVE, EDEN PRAIRIE, MN 55344
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(952) 937-4000
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

N/A
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01	Other Events.

MTS Systems Corporation (the “Company”) is investigating certain gift, travel, entertainment and other expenses that may have been improperly incurred in connection with some of the Company’s operations in the Asia Pacific region.  The investigation has focused on possible violations of Company policy, corresponding internal control issues and any possible violations of applicable law, including the Foreign Corrupt Practices Act.  Though the investigation is not complete, the Company has taken remedial actions, including changes to internal control procedures and removing certain persons formerly employed in its Korea office. The Company believes, however, that the amount of the expenses in question is not material to its reported consolidated financial statements. The Company has voluntarily disclosed this matter to the U.S. Department of Justice and the U.S. Securities and Exchange Commission.  Additionally, the Company has disclosed this matter to the U.S. Air Force pursuant to its Administrative Agreement.  The Company cannot predict the outcome of this matter at this time or whether it will have a materially adverse impact on its business prospects, financial condition, operating results or cash flows.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS SYSTEMS CORPORATION
(Registrant)

Date: March 27, 2012	By:	/s/ Susan E. Knight

Susan E. Knight
Senior Vice President and Chief Financial Officer

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